UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2022

WHEELS UP EXPERIENCE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39541	98-1557048
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 West 26th Street, Suite 900
New York, New York	10001
(Address of principal executive offices)	(Zip Code)

(212) 257-5252

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	UP	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	UP WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2022, Wheels Up Partners LLC, a wholly-owned subsidiary of Wheels Up Experience Inc. (collectively, the “Company”) entered into Amendment No. 1 to the Employment Agreement (the “Amendment”) with Vinayak Hegde, the Company’s President, which amended the Employment Agreement dated April 27, 2021 between Mr. Hegde and the Company (the “Employment Agreement”).

The Amendment confirms Mr. Hegde’s previously announced promotion from EVP and Chief Marketplace Officer to President, effective October 5, 2021. In addition, the Amendment confirms that Mr. Hegde’s annual base salary increased from $475,000 to $495,000 from September 20, 2021 to October 5, 2021 and, in connection to his appointment as President and the execution of the Amendment, effective October 5, 2021 his annual base salary was further increased to $600,000, which will be reflected by a one-time bonus of $25,846. Further, in connection with his appointment to the office of President, Mr. Hegde’s annual target bonus opportunity was increased to 125% of his base salary as of October 5, 2021. Consistent with the Employment Agreement, Mr. Hegde’s bonus is guaranteed between May 5, 2021 and May 5, 2022 at the applicable target bonus levels during such period.

Pursuant to the Amendment, commencing January 1, 2022, Mr. Hegde has been allocated a minimum flight time of 15 hours per year on light-cabin aircraft and 50 hours per year on mid-cabin aircraft in accordance with the Company’s executive flight hour plan; he may also purchase additional flight hours up to 15 hours per year on light-cabin aircraft and 50 hours per year on mid-cabin aircraft at the prevailing rate and the terms available for purchase generally to other senior executives of the Company. In addition, the Company is obligated to recommend to the Compensation Committee that Mr. Hegde be granted a one-time equity award of 1,377,411 restricted stock units under the Company’s 2021 Long-Term Incentive Plan. The Compensation Committee approved such award on February 8, 2022 and the award vests in equal, annual installments over a three-year period on each anniversary of the grant date.

The preceding description of the Amendment is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Amendment, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 1 dated February 28, 2022 to the Employment Agreement, by and between Vinayak Hegde and Wheels Up Partners LLC originally dated April 27, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELS UP EXPERIENCE INC.

Date: March 2, 2022	By:	/s/ Kenneth Dichter
		Name:	Kenneth Dichter
		Title:	Chief Executive Officer